EXHIBIT 32.2


                    CERTIFICATION OF CHIEF FINANCIAL OFFICER


         Pursuant to Section 906 of the Sarbanes-Oxley Act 2002 (18 U.S.C.
1350), the undersigned, Cindy Lea Gimler, Chief Financial Officer of Puradyn Filter Technologies Incorporated ("the Company") has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Form 10-QSB for the quarter ended March 31, 2007 (the "Report").

         The undersigned certifies that:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.


         IN WITNESS WHEREOF, the undersigned has executed this certification as of the 14th day of May 2007.




                                              /s/ Cindy Lea Gimler
                                              ----------------------------------
                                       Name:  Cindy Lea Gimler
                                       Title: Chief Financial Officer, principal
                                              financial and accounting officer